                                                                    Exhibit 99.2

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[LOGO OF ATMOS             ATMOS ENERGY CORPORATION
ENERGY CORPORATION        DIRECT STOCK PURCHASE PLAN
APPEARS HERE]               Initial Investment Form
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  Please print all items except signatures. QUESTIONS? Call toll-free
  1-800-543-3038 from 9 a.m. to 6 p.m. Eastern Time, Monday through Friday. Mail your completed Initial Investment Form in the courtesy envelope provided to:

           Atmos Direct Stock Purchase Plan
           c/o Bank of Boston
           P.O. Box 1681
           Boston, MA 02105-1681

  -------------------------
  A. ENROLLING IN THE PLAN
  -------------------------

  [_] I wish to enroll by making an initial investment. Enclosed is a check or money order for $____________ ($200 minimum/$100,000 maximum) payable to "BKB - Atmos". (For multiple accounts, a minimum of $200 is required for each account.) Check must be received no later than 12:00 p.m. (noon) Eastern Time one business day prior to an Investment Date to be invested beginning on that Investment Date. No interest will be paid on funds held pending investment.

  -------------------------
  B. YOUR MAILING ADDRESS
  -------------------------

       +++                                                          +++
       +  Please provide your mailing address:                        +


          -----------------------------------------------------------
          First Name               M.I.              Last Name

          -----------------------------------------------------------
          Street Name and Number                   Apartment Number

          -----------------------------------------------------------
       +  City                    State                  Zip          +
       +++                                                          +++

  Please provide your day and evening phone numbers to assist us in processing your enrollment.

  Daytime Phone:(   )
                      ---------------------------------
  Evening Phone:(   )
                      ---------------------------------


  -------------------------
  C. DIVIDEND REINVESTMENT
  -------------------------

  [_] FULL REINVESTMENT. I would like to reinvest dividends on all shares of Atmos Stock at a 3% discount from the market price.

  [_] PARTIAL REINVESTMENT. I would like a portion of my dividends in cash.
      Please send me regular cash dividends on _________ whole shares. (Note:
      Cannot be greater than the number of Atmos shares registered in your name and held for you under the Plan.)

  -----------------------------
  D. YOUR ACCOUNT REGISTRATION  Please Print Clearly
  -----------------------------

  TYPE OF ACCOUNT: Please check one box and provide all requested information.

  [_] Check here if registration desired matches mailing information above.


                 --------------------------------------------
                 Owner's Social Security Number

  [_] INDIVIDUAL OR JOINT. Joint accounts will be presumed to be joint tenants unless restricted by applicable state law or otherwise indicated. Only one Social Security Number is required for tax reporting.

                 --------------------------------------------
                 Owner's First Name      M.I.      Last Name

                 --------------------------------------------
                 Owner's Social Security Number

                 --------------------------------------------
                 Joint Owner's First Name   M.I.  Last Name

  [_] CUSTODIAL. A minor is the beneficial owner of the account with an adult
      Custodian managing the account until the minor becomes of age, as specified in the Uniform Gifts/Transfers to Minors Act in the minor's state of residence.

      --------------------------------------------
      Custodian's First Name     M.I.  Last Name

      --------------------------------------------
      Minor's First Name         M.I.  Last Name

      --------------------------------------------
      Minor's Soc. Sec. Number

      --------------------------------------------
      Minor's State of Residence

  [_] TRUST. Account is established in accordance with provisions of a trust agreement.

      --------------------------------------------
      Trustee Name

      --------------------------------------------
      Name of Trust

      --------------------------------------------
      Trust Date

      --------------------------------------------
      Tax ID Number

      --------------------------------------------
      Beneficiary

  [_] CORPORATION, PARTNERSHIP, or OTHER ENTITY.

      --------------------------------------------
      Business Name

      --------------------------------------------
      Tax ID Number

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[LOGO OF ATMOS              ATMOS ENERGY CORPORATION
ENERGY CORPORATION         DIRECT STOCK PURCHASE PLAN
APPEARS HERE]               Initial Investment Form
--------------------------------------------------------------------------------
  PLEASE BE SURE TO COMPLETE AND SIGN THIS FORM

  -------------
  E. SIGNATURES
  -------------

  By signing this form, I request enrollment, certify that I have received and read the prospectus describing the Atmos Energy Corporation Direct Stock Purchase Plan and agree to abide by the terms and conditions of the Plan. I hereby appoint Bank of Boston as my agent to apply dividends and any investment I may make to the purchase of shares under the Plan. I understand that I may revoke this authorization at any time by written notice to Bank of Boston.
  All joint owners must sign.

  Under penalties of perjury, I also certify that: A. The number shown on this form is my/our correct Social Security Number or Taxpayer ID Number. B. I am not subject to backup withholding either because (1) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (2) the IRS has notified me that I am no longer subject to backup withholding. (Check this box [_] if you have been notified by the IRS that your are subject to backup withholding because of underreporting of interest or dividends on your tax returns.)


  ---------------------------------------------------
  Signature                         Date


  ---------------------------------------------------
  Signature                         Date

  ------------------------------
  F. ADDITIONAL PROGRAM FEATURES
  ------------------------------

  Listed below are many features of the Plan. Be sure to refer to the prospectus for complete information about all of the options. Please check any boxes that apply and we will mail more information to you promptly.

    [_] GIFTS. Please send me information and a Gift/Transfer Form. I am interested in making gifts of Atmos stock through the Plan.

    [_] IRA or SEP-IRA. Please send me information and an IRA/SEP-IRA Enrollment
        Form. I would like to know more about how the Plan can function as an IRA.

    [_] DIRECT DEPOSIT OF DIVIDENDS. Please send me a Direct Dividend Deposit
        Authorization Form. I would like to know more about Direct Deposit of Cash Dividends into my bank account by electronic transfer.

    [_] AUTOMATIC INVESTMENT. You may choose to make investments in Atmos stock by authorizing automatic debits from your U.S. personal bank account. To activate this feature of the Plan, please complete sections G and H below.

  ---------------------------
  G. BANK ACCOUNT INFORMATION
  ---------------------------

  [_] Checking   [_] Savings

  Please attach a voided check or savings account deposit slip for account verification.
  If you do not have a voided check and the account you are indicating is either a savings or credit union account, it is important you have a financial representative verify the information prior to returning this form.

  ---------------------------------------------
  Name of Financial Institution


  ---------------------------------------------
  ABA Routing Number

                         (  )
  ---------------------------------------------
  Bank Account Number  Bank Telephone


  ---------------------------------------------
  Mailing Address of Financial Institution


  ---------------------------------------------
  City            State            Zip

  ----------------
  H. AUTHORIZATION
  ----------------

  I hereby authorize Bank of Boston and the U.S. Financial Institution indicated in Section G to deduct from my bank account.


  $                 .00
   -------------------------- per month ($25 minimum)

  and to apply amounts so deducted to the purchase of Atmos stock under the Plan for the account designated in Section D. (Note: Deductions will occur one banking day prior to the second Investment Date of each month).


  -------------------------------------------------------------------------
  Bank Account Owner's Signature             Date


 QUESTIONS? Call toll-free 1-800-543-3038 from 9 a.m. to 6 p.m. Eastern Time,
                            Monday through Friday.